Exhibit 4.9



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                        FIRST AMENDMENT TO LOAN AGREEMENT



                          Dated as of February 1, 2004

                                     Between

         STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY



                                       and



                      UNION ELECTRIC COMPANY, DBA AMERENUE
                  ---------------------------------------------
                     Supplementing and amending that certain
                                 Loan Agreement
                          dated as of December 1, 1991


                                   $42,585,000
         State Environmental Improvement and Energy Resources Authority
                Environmental Improvement Revenue Refunding Bonds
                        (Union Electric Company Project)
                                   Series 1991
                  ---------------------------------------------






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


                        FIRST AMENDMENT TO LOAN AGREEMENT
                            ------------------------


                                TABLE OF CONTENTS

  (This Table of Contents is not a part of the First Amendment to Loan Agreement and is only for convenience of reference.)



SECTION                                                HEADING                                                  PAGE
ARTICLE I                  DEFINITIONS............................................................................1

       Section 1.01.       Definitions of Terms...................................................................1

ARTICLE II                 AMENDMENTS TO ORIGINAL AGREEMENT.......................................................2

       Section 2.01.       Amendments to Article V of the Original Agreement......................................2
       Section 2.02.       Amendments to Article VI of the Original Agreement.....................................4
       Section 2.03.       Amendment to Section 9.1 of the Original Agreement.....................................4

ARTICLE III                MISCELLANEOUS..........................................................................5

       Section 3.01.       Agreement Confirmed....................................................................5
       Section 3.02.       Severability...........................................................................5
       Section 3.03.       Counterparts...........................................................................5
       Section 3.04.       Applicable Provisions of Law...........................................................5
       Section 3.05.       Effective Date.........................................................................5


                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is made and entered into as of February 1, 2004 between the STATE ENVIRONMENTAL IMPROVEMENT AND ENERGY RESOURCES AUTHORITY of the State of Missouri, a body corporate and politic and a governmental instrumentality of the State of Missouri (the "Issuer"), and UNION ELECTRIC COMPANY, a Missouri corporation doing business as AMERENUE (the "Company"):


                                   WITNESSETH:

     WHEREAS, on December 17, 1991 the Issuer issued its Environmental Improvement Revenue Refunding Bonds (Union Electric Company Project) Series 1991 (the "Bonds") in the original aggregate principal amount of $42,585,000 pursuant to an Indenture of Trust dated as of December 1, 1991 (the "Original Indenture") by and between the Issuer and UMB Bank & Trust, N.A., successor to Mercantile Bank of St. Louis National Association (the "Trustee"); and

     WHEREAS, in connection with the issuance of the Bonds, the Issuer and the Company executed and delivered the Loan Agreement dated as of December 1, 1991 by and between the Issuer and the Company (the "Original Agreement"); and

     WHEREAS, the Original Indenture is being amended and restated as the Amended and Restated Indenture of Trust of even date herewith in order to secure the Bonds with additional collateral, i.e., the Bond Insurance Policy and the Company's First Mortgage Bonds; and

     WHEREAS, Section 11.02 of the Original Indenture provides that the Issuer and the Company may, with the consent of the Bondholders, enter into an agreement supplemental to the Original Agreement and Section 10.4 of the Original Agreement provides that such supplemental agreement is subject to the written consent of the Trustee; and

     WHEREAS, the Issuer and the Company desire to enter into this First Amendment, as permitted by Section 11.02 of the Original Indenture and Section
10.4 of the Original Agreement, in order to amend the Original Agreement to make certain changes relating to the amendments being made to the Indenture concurrently herewith;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions of Terms. For all purposes of this First Amendment, in addition to the terms defined above in the WHEREAS clauses, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this First Amendment.


                                   ARTICLE II

                        AMENDMENTS TO ORIGINAL AGREEMENT

     Section 2.01. Amendments to Article V of the Original Agreement. (a) There is hereby added a new paragraph to the end of Section 5.1 of the Original Agreement to read as follows:

                    "The  Company  agrees to make all  payments  when due on the
               First Mortgage Bonds. If for any reason amounts paid to the Trustee on the First Mortgage Bonds, together with other moneys held by the Trustee and available for that purpose, would not be sufficient to make the corresponding payments of principal of, premium, if any, and interest on the Bonds corresponding to such First Mortgage Bonds when such payments become due, the Company will pay the amounts required from time to time to make up any such deficiency."

          (b) Section 5.5, Section 5.6 and Section 5.7 are hereby added to the end of Article V of the Original Agreement to read as follows:

                    "Section  5.5.  First  Mortgage  Bonds.  The  Company  shall execute and deliver to the Trustee, as assignee of the Issuer, its First Mortgage Bonds. The form of the First Mortgage Bonds will be substantially as set forth in the Company's Supplemental Indenture to its Mortgage executed and delivered to the Trustee on the effective date of this First Amendment."

                    "Section  5.6.  Payment  of the Bonds from  Payments  of the
               First Mortgage Bonds and Other Amounts. Payments of principal of, and premium, if any, and interest on, the First Mortgage Bonds by the Company to the Trustee, as assignee of the Issuer, shall constitute payments of such amounts on the loan under Section 5.1(a). The Bonds shall be payable from payments made by the Company to the Trustee of principal and interest on the First Mortgage Bonds delivered hereunder. Payments of principal of or premium, if any, or interest on, the Bonds with moneys held under the Indenture for such payment shall be deemed to be like payments with respect to the First Mortgage Bonds. The obligations of the Company to make payments under the First Mortgage Bonds shall be absolute and unconditional. Whenever the Bonds are redeemable in whole or in part, the Issuer will redeem the same upon the request of the Company, and the

               Company covenants and agrees to pay an amount equal to the applicable redemption price of the Bonds as a prepayment of principal of and interest due on the First Mortgage Bonds. If the Company prepays the First Mortgage Bonds, the Company's obligations under Section 5.1 will be satisfied and there will be a corresponding redemption of the Bonds. Whenever payment or provision therefor has been made in respect of the principal of or interest on all or any portion of the Bonds in accordance with the Indenture (whether at maturity or upon redemption or acceleration), the First Mortgage Bonds shall be deemed paid to the extent such payment or provision therefor has been made and is considered to be a payment of principal or interest on the Bonds. If the Bonds or any portion thereof are thereby deemed paid in full, First Mortgage Bonds in a principal amount equal to the principal amount of the Bonds so deemed to be paid shall be cancelled and returned to the Company. Subject to the foregoing or unless the Company is entitled to a credit under this Loan Agreement or the Indenture, all payments shall be in the full amount required under the First Mortgage Bonds.

                    The Issuer, by the terms of the Indenture, shall require the
               Trustee to notify in writing the Mortgage Trustee of all payments or credits with respect to the First Mortgage Bonds.

                    All First  Mortgage  Bonds shall equally and ratably  secure all outstanding Bonds."

                    "Section  5.7.   Assignment  of  Issuer's  Rights  to  First
               Mortgage Bonds. As security for the payment of its Bonds, the Issuer hereby pledges and assigns to the Trustee the First Mortgage Bonds and the right to receive payments thereunder. The Issuer directs the Company, and the Company agrees, to pay to the Trustee at its principal corporate trust office all payments on the First Mortgage Bonds, and other payments due and payable to the Trustee hereunder. The Company will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Trustee or the Issuer. The Issuer hereby agrees that the Trustee as assignee may enforce any and all rights and remedies hereunder, but retains the right to also proceed in its own name against the Company for the enforcement of the specific performance of any obligation of the Company under Sections 5.2, 7.2 and 9.3; provided, that in any such action seeking specific performance, the Issuer shall have no rights with respect to the First Mortgage Bonds and in such event the obligation of the Company to make the payments required to repay the loan hereunder and the purchase price for the Bonds and payments required under the First Mortgage Bonds shall remain unconditional as provided in Section 5.4.

                    The Issuer and the Company covenant and agree that the First
               Mortgage Bonds will at all times be (i) in fully registered (both principal and interest) form; (ii) registered in the name of the Trustee; (iii) non-transferable except as provided in the Mortgage; and (iv) appropriately marked to indicate clearly the restrictions on the transfer thereof imposed by this Loan Agreement."

        Section 2.02. Amendments to Article VI of the Original Agreement. (a) Clause (b)(i) of Section 6.1 of the Original Agreement is hereby amended to read as follows:

                    "(b) (i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the Company under this Loan Agreement, the Mortgage and the First Mortgage Bonds and"

          (b)  Section 6.7 of the Original Agreement is hereby deleted.

          Section 2.03. Amendment to Section 9.1 of the Original Agreement. (a) The first paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                    "Whenever  any  Event of  Default  under the  Indenture  has occurred and is continuing, the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement or in the First Mortgage Bonds."

          (b) The last paragraph of Section 9.1 of the Original Agreement is hereby amended to read as follows:

                    "Except as may  otherwise  be provided  under the  Mortgage, nothing in this Loan Agreement shall be construed to permit the Issuer, the Trustee, any Bondholder or any receiver in any proceeding brought under the Indenture to take possession of or exclude the Company from possession of the Project by reason of the occurrence of an Event of Default."

                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01. Agreement Confirmed. Except as amended by this First Amendment, all of the provisions of the Original Agreement shall remain in full force and effect, and from and after the effective date of this First Amendment shall be deemed to have been amended as herein set forth.

     Section 3.02. Severability. If any provision of this First Amendment shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

     Section 3.03. Counterparts. This First Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 3.04. Applicable Provisions of Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Missouri.

     Section 3.05. Effective Date. This First Amendment shall become effective on the date the Trustee has received the consent of the Trustee to the execution hereof.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be executed in their respective corporate names, and the Issuer has caused its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written.

                                        STATE ENVIRONMENTAL IMPROVEMENT AND
                                           ENERGY RESOURCES AUTHORITY



                                        By:  /s/ Charles D. Banks
                                           -------------------------------------
                                                            Chairman

[SEAL]

ATTEST:


By:  /s/ Deron L. Cherry
   -------------------------------
                  Secretary

                                        UNION ELECTRIC COMPANY, DBA AMERENUE



                                        By:  /s/ Jerre E. Birdsong
                                           -------------------------------------
                                           Title:  Vice President and Treasurer

                             CONSENT OF THE TRUSTEE

     Pursuant  to  Section  10.4  of  the  Loan  Agreement   between  the  State
Environmental Improvement and Energy Resources Authority of the State of Missouri (the "Issuer") and Union Electric Company dba AmerenUE (the "Company"), dated as of December 1, 1991, UMB Bank & Trust, N.A., successor to State Street Bank and Trust Company of Missouri, N.A., as Trustee, hereby consents to the execution and delivery of the First Amendment to Loan Agreement dated as of February 1, 2004 between the Issuer and the Company.


                                    UMB BANK & TRUST, N.A., successor to State
                                      Street Bank and Trust Company of Missouri,
                                      N.A.



                                    By:  /s/ R.A. Dengler
                                       -----------------------------------------
                                       Its  Authorized Officer

Date:  March 26, 2004